Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Record Revenue of $102 Million

for Second Quarter of 2012

Elkridge, MD. August 2, 2012. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended June 30, 2012.

Overview of Second Quarter 2012 Results:

•	Revenue of $102.3 million for second quarter of 2012 compared to $86.0 million for second quarter of 2011
•	Operating income of $9.9 million for second quarter of 2012 compared to $7.8 million for second quarter of 2011
•	Diluted earnings per share of $0.31 for second quarter of 2012 compared to $0.25 per share for second quarter of 2011
•	EBITDA of $12.0 million for second quarter of 2012 compared to $9.6 million for second quarter of 2011

The Company’s revenue increased 19% or $16.3 million during the second quarter of 2012 compared to the second quarter of 2011. Revenue grew organically by 14% or $11.9 million during the second quarter. All of the Company’s operating segments achieved organic growth during the quarter, and the Sandy Training & Marketing and Learning Solutions segments achieved double-digit growth during the quarter. The improved results were driven by increased training services for both new and existing customers across a variety of industries, with the largest increases in the automotive and financial services sectors. Operating income increased 27% to $9.9 million for the second quarter of 2012 from $7.8 million for the second quarter of 2011. Net income was $6.0 million for the second quarter of 2012 compared to $4.7 million for the second quarter of 2011. The second quarter 2011 results included a $1.0 million non-recurring gain on the reversal of a deferred rent liability, which resulted in $0.03 per share for both the three and six months ended June 30, 2011 after being tax effected.

“I am pleased to report that GP Strategies’ strong financial performance continued into the second quarter of 2012,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies. “Our revenue growth of 19% consisted of 14% organic growth combined with strong performance from our 2011 acquisitions. The revenue growth was complemented by improved margins, including EBITDA of 12% of revenue. We will continue to look for opportunities to deploy operating cash flow in our acquisition strategy, which we believe will further enhance our platform of services, products and global delivery capabilities.”

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Balance Sheet and Cash Flow Highlights

As of June 30, 2012, the Company had cash and cash equivalents of $7.5 million compared to $4.2 million as of December 31, 2011. The Company had no long-term debt outstanding as of June 30, 2012 and had $2.0 million of short-term borrowings under its $50 million line of credit as of June 30, 2012. Cash provided by operating activities was $4.4 million for the six months ended June 30, 2012 compared to $4.8 million for the same period in 2011.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on August 2, 2012. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 800-931-6429 or 212-231-2937, using conference ID number 21600922. A telephone replay of the call will also be available beginning at 12:00 p.m. on August 2nd, until 12:00 p.m. on August 16th. To listen to the replay, dial 800-633-8284 or 402-977-9140, using conference ID number 21600922.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization). The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of sales and technical training, eLearning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

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Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$102,311	$86,034	$195,916	$150,327
Cost of revenue	83,306	71,323	161,299	124,824
Gross profit	19,005	14,711	34,617	25,503
Selling, general and administrative expenses	9,042	7,863	17,330	14,611
Gain on reversal of deferred rent liability	-	1,041	-	1,041
Gain (loss) on change in fair value of contingent consideration, net	(31)	(43)	(71)	203
Operating income	9,932	7,846	17,216	12,136
Interest expense	60	65	100	98
Other income	100	160	190	341
Income before income tax expense	9,972	7,941	17,306	12,379
Income tax expense	3,988	3,230	6,938	5,078
Net income	$5,984	$4,711	$10,368	$7,301

Basic weighted average shares outstanding	18,898	18,776	18,864	18,750
Diluted weighted average shares outstanding	19,250	19,049	19,219	18,971

Per common share data:
Basic earnings per share	$0.32	$0.25	$0.55	$0.39
Diluted earnings per share	$0.31	$0.25	$0.54	$0.38

Other data:
EBITDA (1)	$11,980	$9,554	$21,212	$15,091

(1)	The term EBITDA (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.
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GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue by segment:
Learning Solutions	$37,535	$31,438	$73,439	$61,433
Professional & Technical Services	22,503	21,980	46,953	39,241
Sandy Training & Marketing	20,883	15,002	34,205	26,138
RWD	15,297	12,012	29,128	12,012
Energy Services	6,093	5,602	12,191	11,503
Total revenue	$102,311	$86,034	$195,916	$150,327

Gross profit by segment:
Learning Solutions	$7,218	$5,071	$14,063	$9,923
Professional & Technical Services	3,638	3,710	7,207	6,350
Sandy Training & Marketing	3,652	2,213	5,194	3,801
RWD	2,592	1,894	4,167	1,894
Energy Services	1,905	1,823	3,986	3,535
Total gross profit	$19,005	$14,711	$34,617	$25,503

Operating income by segment:
Learning Solutions	$3,792	$1,981	$7,338	$3,649
Professional & Technical Services	1,627	2,008	3,188	2,931
Sandy Training & Marketing	1,905	861	2,208	1,161
RWD	1,206	582	1,451	582
Energy Services	1,433	1,416	3,102	2,569
Gain on reversal of deferred rent liability	-	1,041	-	1,041
Gain (loss) on change in fair value of contingent consideration, net	(31)	(43)	(71)	203
Total operating income	$9,932	$7,846	$17,216	$12,136

Supplemental Cash Flow Information:
Net cash provided by (used in) operating activities	$(2,559)	$2,418	$4,404	$4,794
Capital expenditures	(542)	(773)	(1,467)	(1,531)
Free cash flow	$(3,101)	$1,645	$2,937	$3,263

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation – EBITDA (2)

(In thousands)

(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$5,984	$4,711	$10,368	$7,301
Interest expense	60	65	100	98
Income tax expense	3,988	3,230	6,938	5,078
Depreciation and amortization	1,948	1,548	3,806	2,614
EBITDA	$11,980	$9,554	$21,212	$15,091

(2)	Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization,. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$7,499	$4,151
Accounts and other receivables	70,805	67,134
Costs and estimated earnings in excess of billings on uncompleted contracts	24,537	15,576
Prepaid expenses and other current assets	10,157	8,863
Total current assets	112,998	95,724
Property, plant and equipment, net	5,788	5,562
Goodwill and other intangibles, net	109,597	108,460
Other assets	1,819	1,830
Total assets	$230,202	$211,576

Current liabilities:
Short-term borrowings	$1,988	$—
Accounts payable and accrued expenses	47,348	42,500
Billings in excess of costs and estimated earnings on uncompleted contracts	16,404	17,266
Total current liabilities	65,740	59,766
Other noncurrent liabilities	9,038	8,416
Total liabilities	74,778	68,182
Total stockholders’ equity	155,424	143,394
Total liabilities and stockholders’ equity	$230,202	$211,576

© 2012 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

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CONTACTS:
Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	410-379-3725

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